As filed with the Securities and Exchange Commission on September 12, 2024.

Registration No. 333–

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BICARA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	85-2903745
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

116 Huntington Avenue, Suite 703

Boston, MA 02116

617-468-4219

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies to:

Kingsley L. Taft, Esq. Gabriela Morales-Rivera, Esq. Amarilice Young, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 (617) 570-1000	Thomas J. Danielski, Esq Raymond Grant, Esq Ropes & Gray LLP 800 Boylston Street Boston, MA 02199 (617) 951-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-281722

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the sole purpose of increasing the aggregate number of shares of common stock offered by Bicara Therapeutics Inc. (the “Registrant”) by 3,213,236 shares, 419,118 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The contents of the Registration Statement on Form S-1, as amended (File No. 333-281722), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on September 12, 2024, including all exhibits thereto, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Exhibit Index

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of KPMG LLP, independent registered public accounting firm.

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page).

107	Filing Fee Table

*

Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-281722), originally filed with the Securities and Exchange Commission on August 22, 2024 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Massachusetts, on the 12th day of September, 2024.

BICARA THERAPEUTICS INC.

By:	/s/ Claire Mazumdar
Name:	Claire Mazumdar
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

/s/ Claire Mazumdar Claire Mazumdar, Ph.D., M.B.A.	Chief Executive Officer (Principal Executive Officer)	September 12, 2024

/s/ Ivan Hyep Ivan Hyep, M.B.A.	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 12, 2024

/s/ Ryan Cohlhepp Ryan Cohlhepp, Pharm.D.	President, Chief Operating Officer, Director	September 12, 2024

* Michael Powell	Director, Chairperson	September 12, 2024

* Carolyn Ng, Ph.D.	Director	September 12, 2024

* Kiran Mazumdar-Shaw	Director	September 12, 2024

* Jake Simson, Ph.D.	Director	September 12, 2024

* Kate Haviland, M.B.A.	Director	September 12, 2024

* Scott Robertson, M.B.A.	Director	September 12, 2024

* Nils Lonberg, Ph.D.	Director	September 12, 2024
* Christopher Bowden.	Director	September 12, 2024

*By:	/s/ Claire Mazumdar
Claire Mazumdar, Ph.D., M.B.A.
Attorney-in-Fact